CINCINNATI  FINANCIAL  CORPORATION

Investor Contact: Heather J. Wietzel

513-870-2768

CINF-IR@cinfin.com

Media Contact: Laura Hobbs

513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Updates Outlook for Second-quarter and Full-year 2008

• Management affirms capital position and cash dividend policy

• Strong agency relationships leading to increased new business activity

• Estimate of 101.5% for the first-half 2008 GAAP combined ratio includes about
10 percentage points from previously announced catastrophe losses

• Book value estimated between $28.50 and $29.00 at June 30, 2008

Cincinnati, July 17, 2008 – Cincinnati Financial Corporation (Nasdaq:CINF) -- Kenneth W. Stecher, president and chief executive officer of Cincinnati Financial and The Cincinnati Insurance Company, today will thank agents for their efforts in 2007 and the first half of 2008, noting that the company’s preliminary premium data for the second quarter indicates improvement over the first quarter.

The improvement largely is due to an increase in new property casualty business. Following a 6.3 percent decline in the first quarter, new business in the second quarter rose to approximately $100 million, up 22.8 percent. The second-quarter improvement reflects the company’s recent expansions of its agency force, operating territories and product lines. New second-quarter business in the comparable quarters of 2007 and 2006 was $81 million and $94 million.

Stecher’s comments take place in Colorado Springs, Colorado, where independent agents who market Cincinnati’s insurance products are gathered for the 31st annual meeting of the company’s President’s Club. The program will begin with an overview of recent events and introduction of executive team members with new or expanded responsibilities.

Stecher noted, “We expect our net and operating earnings to move into the black for the second quarter and first six months of 2008. The first-quarter net loss largely reflected a non-cash charge to earnings as we lowered the carrying value of some investments. As we said in June, we are confident in the continued contribution of our solid insurance operations to our earnings, in our ability to sustain a strong capital position and in our board’s intention to reward shareholders with cash dividends that rise year after year. Our capital position and cash flow continues to support our current cash dividend payout and is expected to provide our board the flexibility to consider future increases for our shareholders.”

Healthy New Business Activity from Agents

Stecher commented, “Improved second-quarter results are expected to bring our six-month net written premiums to $1.566 billion, down 5.5 percent from last year’s first half. We remain comfortable with our full-year 2008 outlook for net written premiums no more than 5 percent below the $3.117 billion total for all of 2007. While pricing in our industry continues to be very competitive, we feel our current pace is consistent with our agents’ practice of selecting and retaining accounts with manageable risk characteristics that support the lower prevailing prices.

“Longer term, we are working to resume growth in total premiums while maintaining our underwriting discipline. Expanding outside our current geographic footprint also may help us manage catastrophe risk. We’re now writing business in New Mexico and Washington and preparing to appoint agents and launch operations in some very promising areas of Texas, possibly before the end of the year.

“Our recent activities are driving new business growth within our current agencies and states. These activities include introduction of our excess and surplus lines company, availability of our personal insurance policies through agencies that previously marketed only commercial lines for us, and efforts to make it easier for our agencies to consolidate their books of business as they manage expenses by reducing the number of carriers they represent. We are supporting agency customer service representatives by strengthening relationships with our field marketing representatives and offering educational opportunities. We’re locating personal lines field marketing representatives or field underwriters in states where our personal lines automation now allows us to broaden our product line, also helping to diversify our premiums geographically.

“The $13 million rise in new business for the first half reflects our agents’ positive response to our growth initiatives. It includes approximately $4 million in premiums from our excess and surplus lines company in its first six months of operation. In addition, the 36 agencies appointed this year already contributed $2 million in new commercial lines business, and agencies that initiated or expanded their use of Cincinnati’s personal lines in the past 18 months added approximately $1 million in new personal lines business.”

Excellent Core Property Casualty Combined Ratio

“In fact,” Stecher’s comments continued, “your careful risk selection led to very strong second-quarter core underwriting results, putting aside catastrophe losses from severe storm activity. When our results are finalized, we expect to see a second-quarter combined ratio of approximately 104 percent, a remarkably low ratio when you consider it includes about 15 percentage points from catastrophe losses. Our thanks to all of our agents.

“And thank you for helping us quickly reach your clients as we responded to the atypically high number of storm claims in so many communities across our operating territories. We tracked 10 second-quarter catastrophes in 18 states. As of last week we had received almost 4,000 claim reports and had already closed about 70 percent. In total, record second-quarter and six-month catastrophe losses are more than twice what we would normally expect. Over the past 10 years, catastrophe losses contributed an average of 3.7 percentage points to our full-year combined ratio, ranging from 2007’s low of 0.8 points to 1998’s high of 6.1 points.

“As we said in June, we now expect as much as a 9 percentage-point contribution from catastrophe losses to our full-year 2008 ratio, assuming a typical level of storm activity in the second half. Through June 30, catastrophe losses for the 2008 second quarter were approximately $113 million. The 15 percentage points added to the second quarter combined ratio compares with 5.6 percentage points reported in the first quarter, also a period of high storm activity. In last year’s second-quarter catastrophe losses were atypically low at $11 million and 1.4 percentage points, while second-quarter 2006 catastrophe losses were $64 million and 8.0 percentage points.

“In a difficult market, all of our agents brought us quality business that let us absorb high catastrophe losses at a near breakeven level for the six months,” Stecher said. “But the high storm activity might lead to a full-year 2008 combined ratio above 100 percent, masking the excellent core underwriting results your efforts have achieved. This full-year estimate continues to reflect the same market trends that increased the current accident year combined ratio in 2007. The 2008 ratio estimate also reflects an anticipated benefit of 4 percentage points of savings from favorable development on prior period reserves.”

Expanded Investment Portfolio Parameters

“All of our growth initiatives just build on the agency-centered business philosophy that we’ve followed for more than 50 years and that we believe can bring the same outstanding results over the next 50 years. At the same time, we’re focusing on our investment strategies, with our board considering placement of additional parameters around our portfolio to trigger review and action at certain thresholds, such as sector or security concentrations. Such actions could involve rebalancing the portfolio by trimming or selling off positions. The new parameters came out of our enterprise risk management program, with the goal of more closely defining our risk tolerance, aligning our operating plan accordingly and improving management’s ability to identify and respond to changing conditions,” Stecher noted.

“We also believe the ratings agencies that have our company under review or watch would look favorably upon our actions in this direction, especially with regard to our equity portfolio. That portfolio holds a concentration of currently out-of-favor financial stocks, including Fifth Third Bancorp, which recently reduced its dividend because of pressure on its capital due to credit market disruptions.

“As we look to preserve our capital and protect future investment income, we may conclude it is in our best interest to sell more of our Fifth Third common stock holding. We weigh a number of considerations when we evaluate our options for that position, including: regulatory limitations on the number of shares of Fifth Third we can sell in any given period and the timing of any sale; the current valuation of Fifth Third shares and the current volatility of its price; and the capital gains taxes we would owe on the sale of any of those low cost-basis shares.

“Our bond portfolio has held up well in the current environment. As of June 30, the bond portfolio was trading at more than 98 percent of its stated par value. It is a diverse mix of taxable and tax-exempt securities, covering a wide range of sectors, industries and maturities. The fixed income portfolio exceeds by a comfortable margin the approximately $5.5 billion we currently estimate we will need to pay future claims. Looking back over the past 15 years, our reserve estimate has proven consistently redundant. The bond portfolio, together with our strong record of reserve adequacy, is a pillar of our financial strength and a leading factor in our high financial strength ratings.

“The rating agencies consider both qualitative and quantitative factors when determining ratings. Like all of us, they see what's going on in the economy and the stock market. Even when our financial measures are within the ratings agencies’ ranges for our current high ratings, they may identify trends of concern and act before we can fully implement our plans to decrease concentrations and stabilize capital. If downgrades occur, we fully expect the resulting ratings would remain high.”

Stecher added, “Over the coming weeks, we will work with the ratings agencies to increase their comfort with our operating results and their comfort with qualitative factors such as our ability to manage catastrophe and market risks. At the same time, we expect the values in the bond portfolio to continue to keep us quantitatively within the ratings agencies’ ranges for our current high ratings. That portfolio also supports our company’s book value, which we now preliminarily estimate to be in the range of $28.50 to $29.00 at June 30, 2008, compared with $33.40 at March 31, 2008.”

 Opportunities Abound

Stecher summarized for the agents, “Recent events have not changed our insurance appetite. We are in good shape with the necessary financial strength to continue to actively look for growth opportunities, including expanding our role with our successful agents. We continue to want to earn your business. We are committed to your agencies and grateful for all of our agents’ commitment to let us serve your clients. You can count on us for the same claims service, broad coverages, underwriting flexibility and local decision making that has benefited your clients for more than 50 years.”

Cincinnati Financial plans to report final second-quarter results on Wednesday, August 6. A conference call to discuss the results will be held at 11:00 a.m. EDT on that day. Details regarding the Internet broadcast of the conference call are posted on www.cinfin.com/investors.

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through our three standard market companies, The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Specialty Underwriters Insurance Company provides excess and surplus lines property and casualty insurance. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CSU Producer Resources Inc., is our excess and surplus lines brokerage, serving the same local independent agencies that offer our standard market policies. CFC Investment Company offers commercial leasing and financial services. CinFin Capital Management Company provides asset management services to institutions, corporations and nonprofit organizations. For additional information about the company, please visit www.cinfin.com.

Mailing Address:

Street Address:

P.O. Box 145496

6200 South Gilmore Road

Cincinnati, Ohio 45250-5496

Fairfield, Ohio 45014-5141

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2007 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 21. Although we often review and update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o

Multi-notch downgrades of the company’s financial strength ratings

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Concerns that doing business with the company is too difficult or

o

Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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Further decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular further declines in the market value of financial sector stocks, including Fifth Third Bancorp of which the company currently owns in excess of 10 percent of total outstanding shares.

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Securities laws that could limit the manner, timing and volume of our investment transactions

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Events, such as the credit crisis triggered by subprime mortgage lending practices, that lead to:

o

Significant decline in the value of a particular security or group of securities, such as our financial sector holdings, and impairment of the asset(s)

o

Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest-rate fluctuations that result in declining values of fixed-maturity investments

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Inaccurate estimates or assumptions used for critical accounting estimates

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Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

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Changing consumer buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

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Increased frequency and/or severity of claims

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Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

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Personal lines pricing and loss trends that lead management to conclude that this segment could not attain sustainable profitability, which could prevent the capitalization of policy acquisition costs

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Actions of insurance departments, state attorneys general or other regulatory agencies that:

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Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

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Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

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Increase our expenses

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Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

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Limit our ability to set fair, adequate and reasonable rates

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Place us at a disadvantage in the marketplace or

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Restrict our ability to execute our business model, including the way we compensate agents

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Adverse outcomes from litigation or administrative proceedings

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Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

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Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

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Events, such as an epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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